EXHIBIT 10.1
               REGULATION S SUBSCRIPTION AGREEMENT

    THIS AGREEMENT is made as of the 31st day of January, 1997, by and between Princeton Media Group, Inc., an Ontario, Canada corporation with its principal office at 214 Brazilian Ave., Suite 300, Palm Beach, FL 33480 (the "Company") and Edward E. Sparling, an individual residing in Toronto, Ontario, Canada ("Sparling").


                           WITNESSETH:

    WHEREAS, Sparling desires to acquire shares of Common Stock of the Company (each such share of stock hereinafter referred to as a "Share" and all such shares being acquired hereinafter referred to collectively as the "Shares") from the Company in accordance with a Settlement Agreement and Release dated January 31, 1997 between the parties; and

    WHEREAS, it is intended by the parties the issuance of the Shares be consummated in accordance with the requirements set forth by Regulation S promulgated under the Securities Act of 1933, as amended to date.

    NOW, THEREFORE, in consideration of the covenants, mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.   REPRESENTATIONS AND WARRANTIES OF SPARLING

     Sparling hereby represents and warrants to the Company that:

     1.1 Sparling understands and agrees that the Shares acquired pursuant to this Agreement have not been registered under the United States Securities Act of 1933, as amended (the "1933 Act") and are being issued in reliance upon an exemption from registration afforded by Regulation S promulgated under the 1933 Act; and that the Shares have not been registered with any state securities commission or authority. Sparling further understands that pursuant to the requirements of Regulation S the Shares acquired herein may not be transferred, sold, or otherwise exchanged prior to the expiration of forty (40) days from issuance.

     1.2  Sparling is not a "U.S. Person" within the meaning of Regulation S.

     1.3 Sparling acknowledges that he has been afforded access to all material information and publicly-filed documents concerning the Company and has received responses to all questions specifically posed to the Company relevant to Sparling's decision to acquire the Shares. Without limiting the foregoing, Sparling has had adequate opportunity to ask questions of, and to have agents ask questions of and receive answers from, responsible officers of the Company and to conduct any other investigation he deems necessary and appropriate concerning acquisition of the Shares. Except as set forth herein, the Company has made no representations or warranties to Sparling which have induced, persuaded or stimulated Sparling to acquire the Shares hereunder.

     1.4 Sparling acknowledges that the Company is relying upon the representations made herein in issuing the Shares hereunder without registration and in reliance upon Regulation S promulgated under the 1933 Act.

     1.5 Sparling agrees and acknowledges that the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States or to any U.S. Person as defined in Regulation S, unless the Shares are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available.

     1.6 Sparling is acquiring the Shares for his own account and not for the account or benefit of a U.S. Person as defined in Regulation S.

2.  MISCELLANEOUS

     2.1 This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     2.2 This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     2.3 The warranties and representations of Sparling contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the issuance of Shares hereunder. Sparling shall indemnify and hold harmless the Company for and from any and all losses, claims, and damages incurred by the Company as a result or in connection with any misrepresentation by Sparling in connection with this transaction.

     2.4 Except as herein provided, any provision of this Agreement may be amended or waived only by a written instrument signed by the parties hereto.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the date and year first written above.

Witness:                           Princeton Media Group, Inc.

/s/                                By:/s/ Robert F. Kendall
                                   Robert F. Kendall, Chief
                                   Financial Officer
Witness:

/s/                                /s/ Edward M. Sparling
                                   Edward M. Sparling